d
                                                                   EXHIBIT 2.4

                              SECURITY PLEDGE AGREEMENT

    This Security Pledge Agreement ("SECURITY PLEDGE AGREEMENT") is entered into between OSP Publishing, Inc. ("SELLER") on the one hand and Stanley DeSantis, an individual ("DESANTIS"), on the other, and Jeffrey P. Grogin ("GROGIN") and Jeffrey H. Kapor ("KAPOR") jointly as joint pledgeholder (collectively "PLEDGEHOLDER"), on this 31st day of December, 1996.

                                       RECITALS

    A. Concurrently herewith, Stanley DeSantis, Inc. ("COMPANY") has entered into an Agreement for Purchase and Sale of Stock (the "AGREEMENT") with Seller pursuant to which Seller has agreed, among other things, to sell all of its outstanding shares of common stock in Company upon the terms and conditions as set forth in said Agreement.

    B. Said Agreement provides in part for a payment by Company to Seller in the amount of One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000.00), composed of a cash payment in the amount of Four Hundred Seventeen Thousand Dollars ($417,000.00) and the delivery of a Promissory
Note in the amount of One Million One Hundred Fifty-Eight Thousand Dollars ($1,158,000.00) ("PROMISSORY NOTE").

    C. Upon the Closing of the transaction, as that term is defined in the Agreement, DeSantis shall own one hundred percent (100%) of the outstanding common stock of the Company.

    D. As security for the performance by Company of its obligations under the Promissory Note, DeSantis hereby agrees to personally guaranty the obligations of Company under the terms of the Promissory Note and to grant a security interest to Seller in fifty one percent (51%) of the outstanding shares of Company's common stock owned by him to secure said personal guaranty upon the terms, covenants and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein and with the intent of being legally bound hereby, the parties hereto agree as

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follows:

    1.  RECITALS.

        The foregoing recitals are incorporated herein by reference.

    2.  PERSONAL GUARANTY.

        DeSantis shall execute a Limited Continuing Guaranty (Non-Recourse) (the "GUARANTY") in the form of Schedule 2.

    3.  SECURITY.

        DeSantis hereby grants to Seller a security interest in two hundred forty-nine and nine-tenths (249.90) shares representing fifty-one percent (51%) of the outstanding shares of Company's common stock owned by DeSantis ("PLEDGED SHARES" or "STOCK"), to secure his full performance under the terms of said Guaranty.

    4.  ENDORSEMENT.

        The parties hereby agree that the Pledged Shares shall be endorsed by DeSantis to the pledgeholder named herein, who shall hold said Pledged Shares during the terms of this Security Pledge Agreement, together with stock assignments executed in blank by DeSantis.

    5.  TERMS AND CONDITIONS.

        Seller shall retain a security interest in the Pledged Shares on the following terms and conditions:

        5.1 Certificates evidencing the foregoing Pledged Shares shall be held by Grogin and Kapor, (the "PLEDGEHOLDER") pursuant to the terms of this Agreement and as agent for Seller pursuant to California Commercial Code
Section 9305.  Such Certificates shall be endorsed in blank.

        5.2 In the event there shall occur a default by DeSantis in the performance of his obligations called for under the said Guaranty, Seller shall have all the rights and remedies of a secured party with respect to the Pledged Shares as provided in the

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California Uniform Commercial Code.

        5.3 Seller's security interest in the Pledged Shares shall terminate upon complete discharge by Company of its payment obligation under the aforementioned Promissory Note; in such event, all such Pledged Shares shall be delivered by the Pledgeholder to DeSantis.

    6.  REPRESENTATIONS AND WARRANTIES OF DESANTIS.

        DeSantis makes the following representations and warranties (which representations and warranties shall survive the execution of this Agreement), each of which (i) is material and is being relied upon by Seller;
(ii) is true in all material respects as of the date hereof; and (iii) shall be true as of the date of the Closing Date:

        6.1 DeSantis is the sole owner of the Stock, free and clear of all liens, encumbrances, claims, rights, demands, agreements and covenants.

        6.2 DeSantis has entered into no commitments or agreements with any governmental or nongovernmental person or entity affecting the Stock.

        6.3 Neither this Agreement, nor any document or instrument to be delivered hereunder, including but not limited to the transfer, assignment and sale of the Stock violates or shall violate any oral or written contract or agreement to which DeSantis is a party.

        6.4 DeSantis is the sole owner of and has not previously assigned or transferred any of his Causes of Action (as defined herein) against Seller.

        6.5 The Stock is, and will be, on deposit hereunder, duly and validly pledged in accordance with the law, and that the pledge of the Stock pursuant to this Agreement creates a valid and perfected first priority security interest therein, securing the obligations of DeSantis under this Agreement. DeSantis agrees to defend the Seller's right, title, lien and security interest in and to the Stock against all claims and demands of all persons whomsoever. DeSantis also represents and warrants to the Seller

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that the Seller has, and will have on deposit hereunder, good title to all of the Stock, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever (other than the lien created hereunder), and that no consent or approval of any governmental or regulatory authority is necessary to the validity of this pledge.

        6.6 DeSantis shall not sell or transfer any other shares of capital stock of the Company, now owned or hereafter acquired, including, without limitation, any rights to receive common, preferred or convertible shares.

        6.7 (i) the authorized capital stock of the Company is comprised solely of 1,000 shares of common stock, Four Hundred Ninety (490) of which are issued and outstanding; (ii) DeSantis owns a total of 490 shares of stock in the Company (including the Stock); (iii) there are no outstanding options, warrants, convertible instruments or other rights to acquire common stock or any other capital stock of the Company ("STOCK RIGHTS"); and (iv) the issued and outstanding shares of the Company have been validly and duly issued and are not subject to any preemptive rights, voting trust agreements or other contracts, agreements or arrangements restricting voting or dividend rights or transferability.

    7.  DEFAULT.

        The occurrence of any of the following events shall constitute default under this Security Pledge Agreement which default shall be effective upon five (5) business days notice except for a payment obligation where no notice need be given (an "EVENT OF DEFAULT"):

        7.1 Representation and Warranty Untrue. Any repre- sentation or warranty made by DeSantis in this Security Pledge Agreement or the Guaranty (collectively, the "CLOSING DOCUMENTS") shall have been false or misleading as of the time when made.

        7.2 Failure to Perform. DeSantis fails to perform or observe any term, condition, covenant, obligation or agreement to be performed or observed by him under the Closing Documents.

         7.3  Corporate Existence.  The Company ceases to preserve

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and maintain its corporate existence, rights and franchises; its good standing in the State of California; and its qualification as a foreign corporation in each jurisdiction in which such qualification is required, or where the failure to qualify would have a material adverse effect upon the Company.

        7.4 Amendment of Articles or Bylaws. Without the prior written consent of Seller thereto, the Company amends, modifies or repeals its Articles of Incorporation or its Bylaws.

        7.5 Compensation. The Company pays more than a reasonable salary or gives any emolument not commensurate with value of services performed, to any director, officer, employee, consultant or agent of the Company or its subsidiaries, if any. Payments made by Company consistent with past business practices shall be considered reasonable.

        7.6 Issuance of Shares. The Company issues, repurchases or redeems any shares of the Company's stock or other capital stock of the Company (other than as set forth in the Agreement of this even date), or any option or warrant or security convertible into capital stock of the Company.

        7.7 Affiliate Transactions. DeSantis and his Affiliates enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or asset; or loan, advance, guaranty or assumption of any kind) with the Company or any Company Affiliate. "Affiliate" is defined as any family member, no matter how remote the family tie, or any individual, corporation, partnership, trust, organization or other entity controlled by or under common control with, directly or indirectly, DeSantis or the Company, as the case may be.

        7.8 Material Disposition. The Company disposes by sale, lease or otherwise all or any substantial portion of its property or assets.

        7.9 Merger. The Company, without Seller's prior written consent, acquires all or substantially all of the assets of another business, or consolidates or merges into or with any other corporation or business entity, enters into a binding agreement for such acquisition, consolidation or merger.

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        7.10 Bankruptcy.

        i. A petition is filed against the Company or DeSantis under any state or federal bankruptcy, reorganization, insolvency or receivership law of any jurisdiction and is not dismissed within sixty (60) days after such filing;

        ii. The Company or DeSantis takes affirmative steps to prepare to file, or files, a petition in bankruptcy or seeking relief under any reorganization, insolvency or receivership law of any jurisdiction.

        iii. The Company or DeSantis makes an assignment for the benefit of its creditors, is unable to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of any of its property.

        7.11 At any time after an Event of Default, the Seller may, by notice to the Pledgeholder and DeSantis of an uncured Event of Default, cause all or any of the Pledged Stock to be transferred to or registered in its name or the name of its nominee or nominees. The Pledgeholder shall have the authority to transfer the Pledged Stock to Seller on the Company's books and records and shall deliver the Pledged Stock to the Seller upon the Pledgeholder's receipt of such notice from the Seller.

        7.12 So long as there shall exist a condition, event or act which, with notice and lapse of time, would constitute a breach, default or an event of default under any of the obligations under the Guaranty (the "OBLIGATIONS"), the Seller shall be entitled to exercise all voting power with respect to the Stock and to receive and retain, as additional Stock hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any of the Stock.

        7.13 Any cash received and retained by the Pledgeholder hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Seller, at its option, to any payments due under the Obligations as follows:

        FIRST, to the payment of late charges, if any, and interest accrued on the Obligations;

        SECOND, to the payment of all Obligations then due and payable other than those specified in clause First above (the allocation of such payment to be made by the Seller in its sole discretion); and

        THIRD, to pay the remainder, if any, to DeSantis or such other person as Seller and/or Pledgeholder reasonably determine may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        7.14 Notwithstanding any other provision of this Security Pledge Agreement, upon receipt by the Pledgeholder of written instructions signed by or on behalf of DeSantis and the Seller, the Pledgeholder shall make any other payment or delivery of the Stock then held hereunder as may be specified in such instructions.

        7.15 If there is an uncured Event of Default, DeSantis hereby appoints the Seller as DeSantis's attorney-in-fact for the purpose of carrying out the provisions of this Security Pledge Agreement and taking any action and executing any instrument which either DeSantis or Seller may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Seller shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to DeSantis representing any interest or dividend or other distribution payable in respect of the Stock or any part thereof and to give full discharge for the same.

        7.16 DeSantis shall not, without the prior written consent of Seller, vote in favor of or allow any of the following actions of the Company or enter into any agreement to : (i) amend the Company's Articles of Incorporation or bylaws; (ii) sell any capital asset, or group of assets, of the Company with a value of more than twenty-five thousand dollars ($25,000.00), in a single transaction or a series of transactions outside the ordinary and regular course of business consistent with past business practices; (iii) undertake any Reorganization or Short-Form Merger (as those terms are defined in California Corporations Code Sections 181 and 187, respectively); or (iv) undertake any other corporate action for which shareholder approval is required by the California General Corporate Law.

         7.17 In case, upon the dissolution or liquidation (in

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whole or in part) of the Company, any sum shall be paid as a liquidation dividend or otherwise upon or with respect to any of the Stock, and in case any sum shall be paid on account of the principal of any of the Stock which shall be an obligation, such sum shall be paid over to the Pledgeholder, to be held by the Pledgeholder as additional Stock hereunder. In case any stock dividend shall be declared on any of the Stock, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Stock, or any distribution of capital shall be made on any of the Stock, or any shares, obligations or other property shall be distributed upon or with respect to the Stock pursuant to a recapitalization or reclassification of the capital, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization, or to the merger or consolidation with or into another corporation, of the Company, the shares, obligations or other property so distributed shall be delivered to the Pledgeholder, to be held by it as additional Stock hereunder, and all of the same shall constitute Stock for all purposes hereof.

        7.18 Upon payment in full of the Promissory Note and any other amounts due and payable in connection with the Obligations, DeSantis shall be entitled to the return of the Stock. This Agreement and the obligations hereunder shall terminate at the time when all of the Stock held hereunder has been delivered by the Pledgeholder as provided in this Security Pledge Agreement.

    8.  COVENANTS OF DESANTIS.

        8.1 Dilution. DeSantis shall not, without the prior written consent of Seller, cause the Company to take, or vote in favor of, any action or enter into any agreement to (i) issue, sell, or otherwise dispose of any shares of capital stock in the Company; (ii) acquire any of the shares of capital stock in the Company; or (iii) grant or accept any Stock Rights.

        8.2 Continuous Security Interest. DeSantis hereby agrees that, until performance in full of all of the Obligations (as defined herein), and the covenants, conditions and agreements of DeSantis hereunder, all rights, powers and remedies granted to Seller hereunder shall continue to exist and may be exercised by Seller at any time and from time to time.

        8.3 Waiver of Notice. DeSantis hereby agrees that Seller shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notice of nonperformance, protests, notice of protest or notices of dishonor hereunder or in connection with the Stock or any obligations, evidences of indebtedness at any time constituting any part of the Stock, or in connection with the Guaranty, the Obligations or other obligations secured hereby except as herein provided.

        8.4 Waiver of Marshaling Rights. DeSantis hereby waives any right to require Seller to proceed against any person, proceed against or exhaust any Stock or pursue any other remedy in Seller's power, or to pursue any of such rights, if any, in any particular order or manner, and waives any defenses arising by reason of any disability or other defense of any other person.

        8.5 Other Waivers. DeSantis hereby waives all pro- visions of the California Uniform Commercial Code pertaining to pledges and sales to the extent contrary hereto (excepting those provisions incorporated herein).

        8.6 No Transfer, Further Encumbrance, Etc. DeSantis hereby agrees not to directly or indirectly assign, transfer or convey or further encumber the Stock or any part thereof or interest therein without the prior written consent of Seller.

        8.7 Further Assurances. Upon demand, DeSantis will execute and deliver to Seller such instruments and documents as Seller may deem reasonably necessary or advisable to confirm or perfect the rights of Seller under this Agreement and Seller's interest in the Stock. DeSantis will take all necessary action to preserve and protect the security interest created hereby as a first lien and encumbrance upon the Stock.

        8.8 Protection of Security; Notice of Levy. DeSantis shall, at his own cost and expense take any and all actions necessary to defend title to the Stock and to defend Seller's interest in the Stock and the priority thereof, against all claims and demands. DeSantis will promptly notify Seller of any attachment or other legal process levied against any of the Stock.

        8.9 Taxes, Claims and Liens. DeSantis shall pay when due all taxes, assessments or charges upon the Stock.

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        8.10 Notice of Default.  DeSantis will promptly notify Seller in writing of the occurrence of any event of default hereunder, no later than three (3) business days after said occurrence.

        8.11 No Dissolution. DeSantis shall not voluntarily liquidate, dissolve or otherwise wind up the Company's affairs without first satisfying in full all the Obligations.

    9.  RELEASES.

        Except for the specific obligations, representations and warranties of the parties pursuant to this Security Pledge Agreement, or any other document or instrument to be delivered in connection with the Agreement, and except as otherwise provided herein, Seller on the one hand, and DeSantis on the other hand, for itself and himself and for its and his agents, servants, employees, shareholders, subsidiaries, officers, directors, attorneys, accountants, agents, successors, and assigns, forever release and discharge each and all of the other parties hereto, and their respective agents, servants, employees, shareholders, subsidiaries, officers, directors, attorneys, accountants, agents, successors, and assigns, from any and all claims, demands, debts, liabilities, accounts, obligations, costs, damages, losses, expenses, liens, actions or causes of action, rights of indemnity (legal or equitable), rights to subrogation, rights to contributions and remedies of any nature whatsoever (collectively the "CAUSES OF ACTION"), known or unknown which each of the parties had, now has or has acquired at any time prior to the date of the execution of this Security Pledge Agreement, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, damages, demands and causes of action, known or unknown, suspected or unsuspected, by each of them, including specifically but not exclusively and without limiting the generality of the foregoing: (i) any agreements between Seller and DeSantis;
(ii) the Company's past, present and future profits; or (iii) arising out of or in any way connected with any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, relating to any act or omission by or on the part of any party committed or omitted prior to the date hereof.

    10. WAIVER OF CIVIL CODE Section 1542.

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        The parties acknowledge that a risk exists that subsequent to the execution of this Security Pledge Agreement, each party may incur or suffer losses, damages or injuries which are in some way caused by circumstances or events referred to above, but which were unknown or unanticipated at the time this Security Pledge Agreement was executed. Each party does hereby assume the foregoing risks and agrees that this Security Pledge Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated, and on the advice of counsel, each party does knowingly waive any and all rights and protections under California Civil Code Section 1542, which section has been duly explained and reads as follows:

        A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    11. GOVERNING LAW.

         This Security Pledge Agreement is to be governed by and construed in accordance with the laws of the State of California. Any suit brought herein shall be brought in any State or Federal Court located in Los Angeles, California, and all parties hereto waive any claim or defense that such forum is not convenient or proper.

    12.  NOTICES.

              All notices, requests and other communication hereunder shall be in writing and shall be delivered by courier or other means of personal service or sent by overnight mail or registered or certified mail, return receipt requested, addressed to:

         If to DeSantis:     Stanley DeSantis
                             10615 Vanowen Street
                             Burbank, CA  91505

         With copy to:       Jeffrey H. Kapor, Esquire
                             Katz, Hoyt, Seigel & Kapor LLP

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                             11111 Santa Monica Boulevard
                             Suite 820
                             Los Angeles, CA 90025-3342

         If to Seller:       OSP Publishing, Inc.
                             Attn:  Michael Malm
                             and Joseph Angard
                             5548 Lindbergh Lane
                             Bell, CA  90201

         With copy to:       Jeffrey P. Grogin, Esquire
                             Samaha, Grogin & Stulberg LLP
                             911 East Colorado Blvd.
                             Third Floor
                             Pasadena, CA  91106-1700

         If to Pledgeholder: Jeffrey H. Kapor, Esquire
                             Katz, Hoyt, Seigel & Kapor LLP
                             11111 Santa Monica Boulevard
                             Suite 820
                             Los Angeles, CA 90025-3342  AND

                             Jeffrey P. Grogin, Esquire
                             Samaha, Grogin & Stulberg LLP
                             911 East Colorado Blvd.
                             Third Floor
                             Pasadena, CA  91106-1700

         All notices, requests and other communication shall be deemed given on the date of delivery if given by personal service (with confirmation notice) or if sent by overnight mail or registered mail, return receipt requested, upon delivery to the address set forth above. Any party may change their address for notices, requests and other communication by giving notice in the manner specified above.

    13.  PLEDGEHOLDER LIABILITY.

         13.1 The Pledgeholder shall not be responsible for the genuineness of any certificate or signature, and may rely conclusively upon, and shall be protected when acting upon, any notice, affidavit, request, consent, instruction, check, or other instruments believed by the Pledgeholder, in good faith, to be genuine, or to be signed or presented by the proper person, or duly authorized, or properly made. The Pledgeholder shall have no responsibility except for the performance of his express duties hereunder, and no additional duties shall be inferred or implied thereby. The Pledgeholder shall not be responsible or liable for any act or omission on their part in performance of their duties as Pledgeholder under this Agreement, unless such act or omission constitutes bad faith, gross negligence, or fraud. Pledgeholder shall not be required to institute or defend any actions involving any matters referred to herein, or which affects their duties or liabilities hereunder unless or until requested to do so by any party to this Security Pledge Agreement, and then only upon receiving full indemnity, in character satisfactory to the Pledgeholder, against any and all claims, liabilities and expenses in relation thereto.

         13.2 The acceptance by the Pledgeholder of their duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

              (a) The duties of the Pledgeholder are only such as are herein specifically provided, being purely ministerial in nature and no additional duties shall be inferred here from or implied hereby. The Pledgeholder shall incur no liability whatsoever to the Seller, DeSantis or otherwise, except for its own willful misconduct or gross negligence.

              (b) The Pledgeholder shall be under no responsibility in respect of any of the items deposited with them other than to follow the provisions of this Agreement. The Pledgeholder may consult with counsel and shall be fully protected in any action taken or omitted in good faith, in accordance with advice of such counsel except for willful misconduct or gross negligence.

              (c) The Pledgeholder shall not be required to defend any legal proceedings which may be instituted against them in respect of the subject matter of this Security Pledge Agreement unless requested to do so by the Seller or DeSantis and shall be fully indemnified by the requesting party or parties to their

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satisfaction against the cost and expense of such defense.  The Pledgeholder shall not be required to institute legal proceedings of any kind.

              (d) The Pledgeholder shall have no responsibility for the genuineness, validity or value of any certificate, document or other item deposited with or delivered to them, and the Pledgeholder shall be fully protected in acting in accordance therewith except for willful misconduct or gross negligence.

              (e) In the event that the Pledgeholder shall be uncertain as to its duties or rights hereunder, or shall receive instructions from the Seller or DeSantis with respect to the Stock that, in their opinion, are in conflict with any of the provisions of this Security Pledge Agreement, the Pledgeholder shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both the Seller and DeSantis or by a final order of a court of competent jurisdiction.

              (f) Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Security Pledge Agreement) between any of the parties hereto, the Pledgeholder shall have no interest in the Stock except as provided in this Security Pledge Agreement.

              (g) In the event that any of the terms and provisions (excluding any amendment to this Security Pledge Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Security Pledge Agreement, the terms and provisions of this Agreement in respect of the rights and duties of the Pledgeholder shall govern and control in all respects.

              (h) Nothing in this Security Pledge Agreement shall be deemed to prohibit the Pledgeholder from providing legal services or representation to one or all of the parties to this Agreement in connection with any matter whatsoever.

              (i) The Pledgeholder may at any time by written notice given to all parties to this Security Pledge Agreement resign their position under this Security Pledge Agreement, whereupon the other parties to this Security Pledge Agreement shall

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designate one or more persons to act as a successor.  If such parties shall fail to designate such a successor, such parties agree to apply to the American Arbitration Association for the designation of a successor.

              (j) The Pledgeholder shall not receive any compensation for their services hereunder, except that DeSantis agrees to reimburse the Pledgeholder on demand for all necessary and ordinary expenses (including reasonable attorneys' fees, whether for its own services as counsel or for the services of other counsel which shall apply solely in the event of a default) incurred by the Pledgeholder in the performance of their duties hereunder.

    14.  ATTORNEYS' FEES.

         In the event suit is commenced to enforce this Security Pledge Agreement or otherwise related to this Security Pledge Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection therewith.

    15.  COUNTERPARTS.

         This Security Pledge Agreement may be executed in any number of counterparts, or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall have the same force and effect as though it were an original signature.

    16.  CAPTIONS.

         The Captions and headings used in this Security Pledge Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

    17.  FURTHER ASSURANCES.

         The parties shall take action and execute and deliver such further documents as may be reasonably necessary or appropriate to effectuate the intentions of this Stock Pledge Agreement.

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

    18.  SUCCESSORS AND ASSIGNS.

         This Security Pledge Agreement shall be binding upon the parties and their respective successors, assigns and legal representatives.

    19.  INTERPRETATION.

         The parties each agree that each of them and their respective counsel have reviewed this Security Pledge Agreement and participated in its negotiation and preparation. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

    20.  FINAL AGREEMENT.

         This Security Pledge Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and therein, and supersedes all prior agreements, representations and understandings of the parties.

    21. NO MODIFICATION. No modification or amendment hereof shall be of any force or effect unless in writing and executed by all the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Security Pledge Agreement as of the date first set forth above.

                                       "SELLER"
                                       OSP Publishing, Inc.

                                       By:/s/ MICHAEL A. MALM
                                          ---------------------------
                                          Michael A. Malm, President


                                       "DESANTIS"

                                          /s/ STANLEY DESANTIS
                                       ---------------------------
                                       Stanley DeSantis

(Signatures continued next page)

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                                       "PLEDGEHOLDER"


                                         /s/ JEFFREY P. GROGIN
                                       ---------------------------
                                       Jeffrey P. Grogin



                                         /s/ JEFFREY H. KAPOR
                                       ---------------------------
                                       Jeffrey H. Kapor





                                      -17-